Exhibit 10.2
NEENAH ENTERPRISES, INC.
MANAGEMENT EQUITY INCENTIVE PLAN
(An amendment and restatement of the
Neenah Foundry Company 2003 Management Equity Incentive Plan)
1. Introduction.
     (a) Background. The Neenah Foundry Company 2003 Management Equity Incentive Plan (the “Plan”) was first established by Neenah Foundry Company as of the Effective Date to promote the long-term growth and profitability of Neenah Foundry Company and its subsidiaries by enabling Neenah Foundry Company to attract, retain and reward the best available employees and directors by providing such individuals with incentives to maximize stockholder value and otherwise contribute to the success of Neenah Foundry Company.
     (b) Amendment of Plan. ACP Holding Company (“ACP”), the indirect parent corporation of Neenah Foundry Company, is now adopting and assuming the Plan in connection with its recapitalization and name change to Neenah Enterprises, Inc. (“NEI”). The Plan is also being amended to permit the grant of stock appreciation rights and restricted stock units, in addition to incentive stock options, non-qualified stock options and restricted stock, and to make certain other changes, including renaming the Plan the “Neenah Enterprises, Inc. Management Equity Incentive Plan.” The following provisions constitute an amendment and restatement of the Plan. All of these changes are effective upon the approval of the amended Plan by the holders of the then outstanding securities of ACP entitled to vote generally in the election of directors.
2. Definitions.
     For purposes of this Plan, except when the context clearly indicates otherwise, the following terms shall have the meanings set forth below.
     (a) “ACP” means ACP Holding Company, a Delaware corporation. Following the recapitalization of ACP, ACP Holding Company will be renamed Neenah Enterprises, Inc., and is sometimes referred to as “NEI.”
     (b) “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit, as appropriate.
     (c) “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as amended from time to time.
     (d) “Board of Directors” and “Board” mean the board of directors of NEI.
     (e) “Code” means the Internal Revenue Code of 1986, as amended.
     (f) “Committee” means the Committee described in Section 3(a) hereof.

     (g) “Common Stock” means ACP’s Common Stock, par value $0.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization. Following the recapitalization of ACP, “Common Stock” means NEI’s Common Stock.
     (h) “Company Group” means NEI and its Subsidiaries.
     (i) “Effective Date” means the effective date of the Plan of Reorganization.
     (j) “Employment Agreement” means the written agreement between any Plan Participant and NEI or any of its Subsidiaries pursuant to which such Plan Participant becomes employed by any member of the Company Group.
     (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (l) “Fair Market Value” of a share of Common Stock means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the effective date of the Plan of Reorganization, the officially-quoted closing price of the stock on the principal securities exchange on which the Common Stock is then listed for trading for the applicable trading day or, if the Common Stock is not then so listed, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, that when shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.
     (m) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
     (n) “Grant Agreement” means, in the case of each Initial Plan Participant, such person’s Employment Agreement, and in each other case, the written agreement containing the terms and conditions of an Award as are determined by the Committee, in its sole discretion, consistent with the Plan.
     (o) “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.
     (p) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.
     (q) “Initial Plan Participants” means each of William Barrett, Gary LaChey, Joseph DeRita, Frank Headington, Timothy Koller, William Martin, Joseph Varkoly, Steve Shaffer, and John Andrews.

     (r) “NEI” means Neenah Enterprises, Inc. (formerly known as ACP Holding Company), a Delaware corporation. All references in the Plan to NEI shall include its predecessor, ACP, as appropriate.
     (s) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.
     (t) “Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.
     (u) “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.
     (v) “Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (pre-tax or after-tax and with adjustments as stipulated); total shareholder return; return on assets, net assets, equity, tangible book value or capital employed; appreciation in and/or maintenance of the price of the shares of common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), and adjusted versions of those or similar measures; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; loss ratio, expense ratio, incremental profit contribution measurements (sales less variable costs), operational type metrics ((including but not limited to lost time accidents, % scrap, OEE (overall equipment efficiency), man-hours per ton, on time delivery, workers compensation claims, customer returns, etc.)), capacity utilization metrics; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals may be based solely by reference to NEI’s performance or the performance of an affiliate, division, business segment or business unit of the Company Group, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company Group or not within the reasonable control of the Company Group’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.
     (w) “Plan” has the meaning set forth in Section 1 hereof.

     (x) “Plan Participant” means each Initial Plan Participant and any directors, officers and employees of, and other individuals performing services for, the Company Group who are selected by the Board or the Committee.
     (y) “Plan of Reorganization” means the Joint Prepackaged Plan of Reorganization of ACP, NFC Castings, Inc., Neenah Foundry Company and certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code, dated July 1, 2003, including the Plan Supplement and other supplements, appendices and schedules to the Plan, in each case, as amended or supplemented on or before the Effective Date.
     (z) “Restricted Stock Award” means restricted stock awarded under Section 8 hereof.
     (aa) “Restricted Stock Unit” means an Award under Section 9 hereof.
     (bb) “Shares” has the meaning set forth in Section 4 hereof.
     (cc) “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date).
     (dd) “Subsidiary” means any corporation in which NEI or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which NEI or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.
     (ee) “Transaction” has the meaning given to such term in Section 11(b) hereof.
3. Administration.
     (a) Committee. For purposes of the power to grant Awards to directors who are not employees of the Company Group, the Committee shall consist of the entire Board. For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board. To the extent applicable, the Committee shall be constituted to permit the Plan and Awards to comply with the provisions of the principal securities exchange on which the Common Stock is then listed for trading, Rule 16b-3 under the Exchange Act or any successor rule, and Section 162(m) of the Code.
     (b) Committee Powers. Subject to the provisions of the Plan and the terms of any Grant Agreement, the Committee shall be authorized to:
          (i) select persons to participate in the Plan;
          (ii) determine the form and substance of Awards made under the Plan to each Plan Participant, and the conditions and restrictions, if any, subject to which such Awards will be made (including the form and substance of the Grant Agreements);

          (iii) certify that the conditions and restrictions applicable to any Award have been met;
          (iv) waive in whole or in part any limitations, restrictions or condition imposed upon any Awards the Committee shall deem appropriate;
          (v) modify, extend or renew any Awards made under the Plan, provided that this provision shall not provide authority to reprice any Option or SAR to a lower exercise price or grant price or permit the exchange of any Option or SAR for another Option or SAR with a lower exercise price or grant price;
          (vi) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Plan Participants located outside the United States;
          (vii) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, Sections 162(m), 409A and 422 of the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate; and
          (viii) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of NEI and its Subsidiaries with respect to the Plan; provided, that in no event shall any amendment, notification, adjustment, correction or supplement to the Plan pursuant to the foregoing clauses (i) through (viii) adversely affect any Plan Participant without such Plan Participant’s consent.
     (c) Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of NEI the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Plan Participant who is subject to Rule 16b-3 under the Exchange Act or is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company Group, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
     (d) Construction. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company Group shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer or employee of the Company Group in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. The expenses of administering the Plan shall be borne by the Company Group.
4. Shares Available for the Plan.
     (a) Available Shares. Subject to adjustments as provided in Section 4(b) below, an aggregate of 8,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan, any of which may be issued in the form of Incentive Stock Options. No Plan Participant may receive Awards for more than 2,000,000 Shares in any calendar year. Such Shares may be in whole or in part authorized and unissued or held by NEI as treasury shares or Shares held by any member of the Company Group. If any Award under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further Awards under the Plan. If an SAR is exercised pursuant to Section 7, the number of available Shares shall be reduced only by the Shares of Common Stock issued upon exercise of an SAR.
     (b) Adjustments. In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of NEI, the Committee shall make such equitable adjustments as it determines in good faith are necessary or appropriate (i) in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the aggregate and individual Share limits pursuant to Section 4(a) above), (ii) the number and kind of Shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise and grant price for each Option and SAR subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. Any such adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.
     (c) 2007 Adjustment. In connection with the recapitalization of ACP, ACP intends to implement a 1-for-5 reverse stock split. In the event that the 1-for-5 reverse stock split is implemented, (i) then outstanding Awards and (ii) the aggregate and individual limits described in Section 4(a) above shall be adjusted pursuant to Section 4(b), resulting in an aggregate limit of 1,600,000 Shares of Common Stock and a Plan Participant limit of 400,000 Shares of Common Stock for any calendar year.

5. Participation.
     (a) Eligibility. Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, NEI and the Subsidiaries selected by the Committee (including Plan Participants located outside the United States). Nothing in the Plan or in any Grant Agreement shall confer any right on a Plan Participant to continue in the employ as a director, officer or employee of or in the performance of services for the Company Group or shall interfere in any way with the right to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Plan Participant at any time. By accepting any award under the Plan, each Plan Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by NEI, the Board or the Committee.
     (b) Grants. Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom Grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. An Award of any type made hereunder in any one year to an eligible Plan Participant shall neither guarantee nor preclude a further Award of that or any other type to such Plan Participant in that year or subsequent years.
6. Incentive and Non-Qualified Options.
     (a) Type of Option. The Committee may from time to time grant to eligible Plan Participants Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof; provided, that the Committee may grant Incentive Stock Options only to eligible employees of NEI or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The Options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.
     (b) Designation of Option. At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code or any successor thereto. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-Qualified Stock Options.
     (c) Price. The price per Share deliverable upon the exercise of each Option (the “exercise price”) shall be established by the Committee, provided that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of NEI or any of the Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the Grant Date, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.
     (d) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery (either actually or by attestation) of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (iii) by shares of Common Stock that would otherwise be issued upon exercise of the Option, (iv) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, or (v) by any combination of the foregoing. In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, and (B) Common Stock must be delivered to NEI. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to NEI, (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by NEI or (C) attestation. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).
     (e) Exercisability. The Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an Option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding Option (including any dividend or voting rights).
     (f) Exercise Period. No Option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of NEI or any of the Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an Option shall, unless sooner terminated, expire on the date designated by the Committee.
     (g) Incentive Stock Option Requirements. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Plan Participant with the Company Group, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code. If required by Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all equity incentive plans of NEI and the Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.
7. Stock Appreciation Rights.
     (a) Granting of SARs. The Committee may, from time to time and in its discretion, grant SARs to eligible Plan Participants. SARs may be granted with respect to Options granted concurrently (tandem SARs) or on a stand alone basis (stand alone SARs).
     (b) SAR Terms. Each SAR grant shall be evidenced by a Grant Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR (which shall not exceed ten years from the date of grant), and such other provisions as the Committee shall determine.
     (c) Method of Exercise. An SAR that has become exercisable may be exercised as provided in the Grant Agreement.
     (d) Payment of Stock Appreciation Rights. Upon exercise the Plan Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Grant Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.
8. Restricted Stock.
     (a) Granting of Restricted Stock. The Committee may at any time and from time to time grant Shares of Restricted Stock under the Plan to such Plan Participants and in such amounts as it determines. Each Award of Restricted Stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such Shares and such other terms and conditions as the Committee shall determine consistent with this Plan, including the time or times within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants. The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the Award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Grant Agreements need not be the same with respect to each recipient.

     (b) Grant Terms. Except as otherwise provided in any Grant Agreement, the Plan Participant will be required to pay NEI the aggregate par value of any Shares of Restricted Stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Except as otherwise provided in any Grant Agreement, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by NEI on the Plan Participant’s behalf during any period of restriction thereon and, following the end of such period of restriction, during any period during which such Shares may not be sold pursuant to the first sentence of the next following paragraph of the Plan, will bear an appropriate legend specifying the applicable restrictions thereon, and the Plan Participant will be required to execute a blank stock power therefor. Each Grant Agreement may provide that the recipient of the Award shall make an effective election under Section 83(b) of the Code within thirty (30) days receipt of such Restricted Stock. Except as otherwise provided in any Grant Agreement, during such period of restriction the Plan Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Plan Participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock, including vesting restrictions to the extent the related shares of restricted stock are subject to vesting.
     (c) Transfer Restrictions. Except as otherwise provided in the Grant Agreement, during the period in which a Plan Participant is a director, officer or employee of, or performing other services for NEI or a Subsidiary, any Shares granted pursuant to a restricted stock award may not be sold, transferred, pledged, exchanged, assigned, hypothecated, or otherwise disposed of until all applicable restrictions have lapsed with respect to all Shares subject to such award. Except as otherwise provided in any Grant Agreement, at such time as a Plan Participant ceases to be, or in the event a Plan Participant does not become, a director, officer or employee of, or otherwise performing services for, NEI or its Subsidiaries for any reason, all Shares of restricted stock granted to such Plan Participant on which the restrictions have not lapsed shall be immediately forfeited to NEI.
9. Restricted Stock Units.
     (a) Granting of Restricted Stock Units. The Committee may from time to time grant to eligible Plan Participants Restricted Stock Units, which will entitle a grantee to receive shares of Common Stock if predetermined conditions are satisfied. The Committee shall determine the Plan Participants to whom Restricted Stock Units will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of a Restricted Stock Unit upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of a Restricted Stock Unit upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Units need not be the same with respect to each recipient.

     (b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
          (i) The Plan Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Units at any time.
          (ii) Except to the extent otherwise provided in the applicable Grant Agreement and (iii) below, the portion of each Award still subject to conditions established by the Committee shall be forfeited by the Plan Participant upon termination of a Plan Participant’s service for any reason.
          (iii) In the event of the special circumstances of a Plan Participant whose employment is terminated by NEI or any of its Subsidiaries (other than for cause), the Committee may waive in whole or in part any or all remaining conditions with respect to such Plan Participant’s Restricted Stock Units.
          (iv) Unless otherwise provided in the Grant Agreement, certificates for such shares shall be delivered to the Plan Participant if and when the applicable conditions cease to be applicable to the Restricted Stock Units.
          (v) Each Award shall be confirmed by, and be subject to the terms of, a Grant Agreement identifying the conditions applicable to the Award.
     (c) Rights as Shareholder. A Plan Participant receiving a Restricted Stock Unit shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions. The Committee may elect to pay or accumulate dividend equivalents in connection with Restricted Stock Units. A Plan Participant shall have no right to receive any dividend equivalents unless determined by the Committee.
10. Withholding Taxes.
     (a) Right to Withhold. NEI and the Subsidiaries shall have the power and the right to deduct or withhold, or require a Plan Participant to remit to NEI or a Subsidiary, an amount sufficient to satisfy Federal, state, and local taxes (including the Plan Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, Plan Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having NEI withhold shares having a Fair Market Value on the date the tax is to be determined (which with respect to Options and SARs shall not exceed the minimum statutory total tax which could be imposed on the transaction). In the event a Plan Participant elects to deliver or have NEI withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery or withholding of Common Stock in payment of the exercise price of Options.

     (b) Withholding Obligation. NEI and its Subsidiaries shall be entitled, if necessary or desirable, to withhold amounts due and payable to any Plan Participant (including salary or bonus) either pursuant to Section 10(a) or this Section 10(b), the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. NEI may defer any such grant or delivery of Shares unless indemnified to its satisfaction for such withholding obligation.
11. Corporate Transactions.
     (a) Change in Control. The Committee may set forth in any Grant Agreement the effect, if any, that a “change in control” or other, similar transaction shall have on any Awards granted hereunder.
     (b) Corporate Events. Except as otherwise provided in any Grant Agreement, in the event of (A) a merger or consolidation of NEI or any other member of the Company Group, (B) the sale, lease, exchange or other disposition of all or substantially all of the assets of NEI or any other member of the Company Group or (C) the liquidation or dissolution of NEI or any other member of the Company Group (each a “Transaction”), the Plan and any Awards granted hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option, SAR, Restricted Stock Award or Restricted Stock Unit shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Plan Participant shall be entitled to receive in respect of each Share subject to any outstanding Options, SARs, Restricted Stock Awards or Restricted Stock Units, as the case may be, upon exercise of any Options or SARs or payment or transfer in respect of any Restricted Stock Award or Restricted Stock Unit, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions that were applicable to the Awards prior to such Transaction, but giving effect to the Transaction.
12. General
     (a) Transferability. No Award granted under the Plan shall be transferable by a Plan Participant other than by will or the laws of descent and distribution or to a Plan Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. An Option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided, that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Option granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such Option shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

     (b) Listing, Registration and Qualification. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Option may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.
     (c) Transfer of Employee. The transfer of an employee from NEI to a Subsidiary, from a Subsidiary to NEI, or from one Subsidiary to another Subsidiary, shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence that is considered by the Committee as continuing intact the employment relationship.
     (d) Amendment or Substitution of Awards under the Plan. The terms of any outstanding Award, payment, grant or incentive under the Plan may be amended from time to time by the Committee solely to provide rights under the Plan that are more favorable to any Plan Participant; provided, that if such amendment adversely affects the rights of any Plan Participant, such amendment shall be deemed to affect such Plan Participant only upon such Plan Participant’s written consent and that no such amendment may reprice any Option or SAR to a lower exercise price or grant price or permit the exchange of any Option or SAR for another Option or SAR with a lower exercise price or grant price.
     (e) Termination Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Plan Participant, without such Plan Participant’s written consent, under any grant of Options or other incentives theretofore granted under the Plan.
     (f) Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.
     (g) Governing Law. The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
     (h) Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Grant Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Grant Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Grant Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Plan Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an Grant Agreement to the contrary, if a Plan Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Plan Participant’s termination of service (or such other period as required to comply with Section 409A).